Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-8 of our report dated March 11, 2005, relating to the financial statements and financial statement schedule of Environmental Power Corporation appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2004.

/s/ VITALE, CATURANO & Co., Ltd.

Boston, Massachusetts

July 6, 2005